DECLARATION OF TRUST
                                       OF
                         NEW PROVIDENCE INVESTMENT TRUST


                                TABLE OF CONTENTS



ARTICLE I
         The Trust..............................................................................................  1
         1.1      Name..........................................................................................  1
         1.2      Definitions...................................................................................  1
         1.3      Purpose.......................................................................................  2

ARTICLE II
         Trustees...............................................................................................  2
         2.1      Management of the Trust.......................................................................  2
         2.2      Election of Trustees..........................................................................  2
         2.3      Term of Office of Trustees....................................................................  3
         2.4      Termination of Service and Appointment of Trustees............................................  3
         2.5      Temporary Absence of Trustee..................................................................  3
         2.6      Number of Trustees............................................................................  3
         2.7      Vacancy in Board of Trustees..................................................................  3
         2.8      Effect of Death, Resignation etc. of a Trustee................................................  3
         2.9      Ownership of the Trust........................................................................  3
         2.10     Meetings......................................................................................  4
         2.11     Officers......................................................................................  4
         2.12     By-Laws.......................................................................................  4
         2.13     Other Activities of Trustees..................................................................  4

ARTICLE III
         Powers of Trustees.....................................................................................  4
         3.1      General.......................................................................................  4
         3.2      Investments...................................................................................  5
         3.3      Legal Title...................................................................................  5
         3.4      Issuance and Repurchase of Securities.........................................................  6
         3.5      Borrow Money..................................................................................  6
         3.6      Delegation; Committees........................................................................  6
         3.7      Collection and Payment........................................................................  6
         3.8      Expenses......................................................................................  6
         3.9      Miscellaneous Powers..........................................................................  6
         3.10     Further Powers................................................................................  7
         3.11     Ownership of Shares by Trustees, Officers, and Agents.........................................  7

ARTICLE IV
         Advisory, Service, Management and Distribution Arrangements............................................  7
         4.1      Advisory, Service, and Management Arrangements................................................  7
         4.2      Distribution Arrangements.....................................................................  7
         4.3      Parties to Contract...........................................................................  8
         4.4      Provisions and Amendments.....................................................................  8

ARTICLE V
         Limitations of Liability of Shareholders, Trustees and Others..........................................  8
         5.1      Limitation of Personal Liability and Indemnification of Shareholders..........................  8
         5.2      Limitation  of Personal  Liability  of  Trustees,  Officers,  Employees or Agents of the
                  Trust.........................................................................................  8
         5.3      Express Exculpatory Clauses and Instruments...................................................  9
         5.4      Mandatory Indemnification.....................................................................  9
         5.5      No Bond Required of Trustees.................................................................. 10
         5.6      No Duty of Investigation; Notice in Trust Instruments, etc.................................... 10
         5.7      Reliance on Experts, etc...................................................................... 10

ARTICLE VI
         Shares of Beneficial Interest.......................................................................... 11
         6.1      Beneficial Interest........................................................................... 11
         6.2      Series Designation............................................................................ 11
         6.3      Rights of Shareholders........................................................................ 12
         6.4      Trust Only.................................................................................... 12
         6.5      Issuance of Shares............................................................................ 12
         6.6      Register of Shares............................................................................ 13
         6.7      Transfer Agent and Registrar.................................................................. 13
         6.8      Transfer of Shares............................................................................ 13
         6.9      Notices....................................................................................... 13

ARTICLE VII
         Custodians............................................................................................. 14
         7.1      Appointment and Duties........................................................................ 14
         7.2      Action Upon Termination of Custodian Agreement................................................ 14
         7.3      Central Certificate System.................................................................... 14
         7.4      Acceptance of Receipts in Lieu of Certificates................................................ 14

ARTICLE VIII
         Redemption............................................................................................. 15
         8.1      Redemptions................................................................................... 15
         8.2      Redemption of Shares; Disclosure of Holding................................................... 15
         8.3      Redemptions of Accounts of Less than an Amount Specified by the Trustees...................... 15
         8.4      Redemptions Pursuant to Constant Net Asset Value.............................................. 15
         8.5      Redemption in Kind............................................................................ 15

ARTICLE IX
         Determination of Net Asset Value, Net Income and Distributions......................................... 16
         9.1      Net Asset Value............................................................................... 16
         9.2      Distributions to Shareholders................................................................. 16
         9.3      Constant Net Asset Value; Reduction on Outstanding Shares..................................... 16
         9.4      Power to Modify Foregoing Procedures.......................................................... 17

ARTICLE X
         Shareholders........................................................................................... 17
         10.1     Voting Powers................................................................................. 17
         10.2     Meetings...................................................................................... 17
         10.3     Quorum and Required Vote...................................................................... 18
         10.4     Record Date for Meetings...................................................................... 18
         10.5     Proxies....................................................................................... 18
         10.6     Additional Provisions......................................................................... 18
         10.7     Reports....................................................................................... 18
         10.8     Shareholder Action by Written Consent......................................................... 18
         10.9     Inspection of Records......................................................................... 18

ARTICLE XI
         Duration; Termination of Trust; Amendment; Mergers; Etc................................................ 19
         11.1     Duration...................................................................................... 19
         11.2     Termination................................................................................... 19
         11.3     Merger, Consolidation and Sale of Assets...................................................... 19
         11.4     Amendment Procedure........................................................................... 20
         11.5     Incorporation................................................................................. 20

ARTICLE XII
         Miscellaneous.......................................................................................... 21
         12.1     Filing........................................................................................ 21
         12.2     Resident Agent................................................................................ 21
         12.3     Governing Law................................................................................. 21
         12.4     Counterparts.................................................................................. 21
         12.5     Reliance by Third Parties..................................................................... 21
         12.6     Provisions in Conflict With Law or Regulations................................................ 22

                              DECLARATION OF TRUST
                                       OF
                         NEW PROVIDENCE INVESTMENT TRUST


         THIS DECLARATION OF TRUST of NEW PROVIDENCE INVESTMENT TRUST is made as of the 9th day of July 1997 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

         WHEREAS, the Trustees hereby established a trust fund under the laws of Massachusetts for the investment and reinvestment of funds contributed thereto under this Declaration of Trust;

         NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust fund under said Declaration of Trust shall be held and managed under this Declaration of Trust as herein set forth below.

                                    ARTICLE I
                                    The Trust

Name. The name of the trust created hereby (the "Trust", which term shall be deemed to include any Series of the Trust when the context requires) shall be "NEW PROVIDENCE INVESTMENT TRUST", and so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust or any Series thereof. Each Series of the Trust that shall be established and designated by the Trustees pursuant to Section 6.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the instrument establishing such Series. Should the Trustees determine that the use of the name of the Trust or any Series is not advisable, they may select such other name for the Trust or such Series as they deem proper, and the Trust or Series may conduct its activities under such other name. Any name change shall be effective upon the execution by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of the then Trustees) of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

Definitions. As used in this Declaration, the following terms have the following meanings:

The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Investment Advisor", "Majority Shareholder" (the 67% or 50% requirement of the third sentence of Section 2(a) (42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

"By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

"Class" shall mean the separate classes into which the Shares of any Series may be divided as provided in Section 6.2.

"Commission" shall mean the United States Securities and Exchange Commission.

"Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

"Net Asset Value" shall mean the net asset value of each Series or Class of the Trust determined in the manner provided in Article IX, Section 9.1 hereof.

"Person" shall mean and include individuals, corporations, partnerships, trusts, associations, limited liability companies, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

"Prospectus" shall mean the currently effective Prospectus of any Series or Class of the Trust under the Securities Act of 1933, as amended.

"Series" shall mean the separate series that may be established and designated pursuant to Section 6.2.

"Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

"Shares" shall mean the transferable units of interest into which the beneficial interest in any Series or Class of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All reference to Shares shall be deemed to be Shares of any or all Series or Classes as the context may require.

"Trust" shall have the meaning set forth in Article I, Section 1.1 hereof.

"Trustees" shall mean the signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

"Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees.

The "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time including exemptions granted therefrom.

Purpose.  The Trust is a  Massachusetts  business trust of the type described in
Section 1 of Chapter 102 of the General Law of the Commonwealth of Massachusetts formed for the purpose of acting as a management investment company under the 1940 Act; provided, however, that the Trust may exercise all powers that are ordinarily exercised by or permissible for Massachusetts business trusts.

                                   ARTICLE II
                                    Trustees

Management of the Trust. The Trustees shall manage the business and affairs of the Trust, and they shall have all powers necessary and desirable to carry out that responsibility. Each Trustee named herein (or his successor appointed hereunder) shall serve until the election of Trustees at the first meeting of Shareholders of the Trust called for the purpose of electing Trustees after the date hereof, and until his successor is elected and qualified, or until he sooner dies, resigns or is removed.

Election of Trustees. Shareholders of the Trust shall elect Trustees at Shareholder meetings called for that purpose. The Trustees need not be elected annually or at regular intervals. Except as provided in Section 10.2, the Trustees shall not be required to call a meeting of Shareholders for the purpose of electing Trustees; provided, however, that if at any time, other than the time preceding the first meeting of Shareholders for the purpose of electing Trustees, less than a majority of the Trustees holding office at that time were elected by the Shareholders, a meeting of the Shareholders for the purpose of electing Trustees shall be held promptly and in any event within 60 days (unless the Commission shall by order extend such period). No election of a Trustee shall become effective, however, until the person elected shall have accepted such election and agreed in writing to be bound by the terms of this Declaration. If re-elected, a Trustee may succeed himself. Trustees need not own Shares. During any period in which the Trust may act as distributor of the securities of which it is the issuer, the selection and nomination of Trustees who are not interested persons shall be made by disinterested Trustees in accordance with the 1940 Act.

Term of Office of Trustees. Each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares.

Termination of Service and Appointment of Trustees. In case of death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing for the remaining term of the predecessor Trustee such other person as they in their discretion shall see fit. Such appointment shall be effective upon the signing of a written instrument by a majority of the Trustees in office and the written acceptance to this Declaration by the appointee. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees and the written acceptance of this Declaration by the appointee. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Any appointment authorized by this Section 2.4 is subject to the provisions of Section 16(a) of the 1940 Act.

Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two of the Trustees personally exercise the power hereunder except as herein otherwise expressly provided.

Number of Trustees. The Trustees themselves shall determine the number of Trustees serving hereunder at any time.

Vacancy in Board of Trustees. Whenever a vacancy on the Board of Trustees shall occur and until such vacancy is filled, or while any Trustee is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon them by this Declaration. The certificate of the other Trustees of such vacancy or incapacity shall be conclusive.

Effect of Death, Resignation etc. of a Trustee. The death, resignation, retirement, removal, or mental or physical incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Ownership of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or by any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, the Secretary, such other officers as may be thereunto authorized by the By-Laws or vote of the Trustees, or any two Trustees, or pursuant to a vote of the Trustees adopted at a duly constituted meeting of the Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in person or in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section
1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent permitted by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications systems shall constitute presence in person at such meeting.

Officers. The Trustees shall elect such officers or agents, who shall have such powers, duties, and responsibilities as the Trustees may deem to be advisable, and as they shall specify by resolution or in the By-Laws. Except as may be provided in the By-Laws, any officer or agent elected by the Trustees may be removed at any time with or without cause. The same individual may hold any two or more offices.

By-Laws. The Trustees may adopt, and from time to time amend or repeal, By-Laws for the conduct of the business of the Trust.

Other Activities of Trustees. Trustees may also serve as officers, employees, and agents of the Trust, and may hold multiple offices within the Trust; and may hold any office or be employed by any other business entity, and engage in any other business activity.

                                   ARTICLE III
                               Powers of Trustees

General. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers.

Investments.  The Trustees shall have power to:

(a) conduct, operate and carry on the business of an investment company, including any activity incidental to the business of an investment company or conducive to or expedient for the benefit or protection of the Trust or its Shareholders;

(b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, lend, mortgage, hypothecate, purchase or sell options on, lease, distribute or otherwise deal in or dispose of any or all of the assets of the Trust, including, but not limited to, cash, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, equity securities, option contracts, futures contracts, indices of securities and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to vote, execute and deliver proxies or powers of attorney, consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments;

(c) hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, sub-custodian or other depositary or a nominee or nominees or otherwise;

(d) consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(e) join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(f) act as distributor of Shares, and as underwriter of, or broker or dealer in, securities or other property.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series or Class, nor shall the Trustees be limited by any law limiting the investments that may be made by fiduciaries.

Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series thereof, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest therein of the Trust or any Series thereof is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, dispose of, transfer, and otherwise deal in, Shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the applicable Series of the Trust.

Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust or any Series thereof, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may appoint committees consisting in each case of such number of Trustees (but not less than the minimum required by any applicable law) and having and exercising, to the extent permitted by law, such powers as the Trustees may determine in the resolution appointing any such committees. The Trustees shall have power to appoint members and alternate members of any such committee, and, to the extent permitted by law, at any time to change the members, alternate members, and powers of any such committee.

Collection and Payment. The Trustees shall have power to collect all property due to the Trust or any Series thereof; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series thereof; and to enter into releases, agreements and other instruments.

Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, agents, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series or Class thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust or any Series or Class thereof against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (h) act as distributor of Shares and as underwriter of, or broker or dealer in, securities or other property; (i) determine in accordance with generally accepted accounting principles and practices what constitutes net profits or net earnings and to determine what accounting periods shall be used by the Trust for any purpose, whether annual or any other period, including daily; (j) remove officers and terminate agents as the Trustees deem appropriate; (k) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and
(l) engage in any other lawful activity in which trusts organized under Massachusetts General Laws, Chapter 182, or any successor statute thereto, may engage.

Further Powers. The Trustees shall have power to conduct the business of the Trust or any Series thereof and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or any Series or Class thereof although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series or Class thereof made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property. No Trustee shall be required to give any bond or other security for the performance of any of his duties hereunder.

Ownership of Shares by Trustees, Officers, and Agents. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

                                   ARTICLE IV
                        Advisory, Service, Management and
                            Distribution Arrangements

Advisory, Service, and Management Arrangements. The Trustees may in their discretion from time to time enter into advisory, service, administration or management contracts whereby the other party to such contract shall undertake to furnish the Trustees such advisory, administrative, management or other services, with respect to one or more Series or Classes as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, subject to Majority Shareholder Vote to the extent required by the 1940 Act. The investment advisor may enter into a sub-investment advisory contract to receive investment advice from a sub-investment advisor upon such terms and conditions and for such compensation as the Trustees may in their discretion approve, subject to Majority Shareholder Vote to the extent required by the 1940 Act. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, sub-investment advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of any Series of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such advisor, sub-investment advisor, administrator or manager (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Distribution Arrangements. The Trustees may in their discretion from time to time enter into a contract providing for the sale of the Shares of the Trust or any Series or Class of the Trust to net the Trust not less than the par value per share, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares.

Parties to Contract. Any contract of the character described in Sections 4.1 and
4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, company, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, manager, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, company, or association) may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

Provisions and Amendments. Any contract entered into pursuant to Sections 4.1 and 4.2 of this Article IV shall be consistent with and subject to the requirements of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and any amendment to any contract entered into pursuant to
Section 4.1 shall be assented to by a Majority Shareholder Vote of the applicable Series or Class to the extent required by the 1940 Act.

                                    ARTICLE V
                           Limitations of Liability of
                        Shareholders, Trustees and Others

Limitation of Personal Liability and Indemnification of Shareholders. The Trustees, officers, employees or agents of the Trust shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever, other than such as the Shareholder may at any time agree to pay by way of subscription to any Shares or otherwise.

No Shareholder or former Shareholder of the Trust shall be liable solely by reason of his being or having been a Shareholder for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against, or with respect to, the Trust arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Property for the payment or performance thereof.

Each Shareholder or former Shareholder of the Trust (or their heirs, executors, administrators or other legal representatives or, in case of a corporate entity, its corporate or general successor) shall be entitled to indemnity and reimbursement out of the Trust Property to the full extent of such liability and the costs of any litigation or other proceedings in which such liability shall have been determined, including, without limitation, the fees and disbursements of counsel if, contrary to the provisions hereof, such Shareholder or former Shareholder of the Trust shall be held to personal liability.

Limitation of Personal Liability of Trustees, Officers, Employees or Agents of the Trust. No Trustee, officer, employee or agent of the Trust shall have the power to bind any other Trustee, officer, employee or agent of the Trust personally. The Trustees, officers, employees or agents of the Trust in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust, are, and each shall be deemed to be, acting as Trustee, officer, employee or agent of the Trust and not in his own individual capacity.

Provided they have acted under the belief that their actions are in the best interest of the Trust, the Trustees and officers shall not be responsible for or liable in any event for neglect or wrongdoing by them or any officer, agent, employee, investment advisor or principal underwriter of the Trust or of any entity providing administrative services for the Trust, but nothing herein contained shall protect any Trustee or officer against any liability to which he would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Express Exculpatory Clauses and Instruments. The Trustees shall use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the property of the Shareholders and the Trustees, officers, employees and agents of the Trust shall not be subject to claims against or obligations of the Trust to any extent whatsoever. The Trustees shall cause to be inserted in any written agreement, undertaking or obligation made or issued on behalf of the Trust (including certificates, if any, for Shares of the Trust) an appropriate reference to this Declaration, providing that neither the Shareholders, the Trustees, the officers, the employees nor any agent of the Trust shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Property for the payment of any claim thereunder or for the performance thereof; but the omission of such provisions from any such instrument shall not render any Shareholder, Trustee, officer, employee or agent liable, nor shall the Trustees, or any officer, agent or employee of the Trust be liable, to anyone for such omission. If, notwithstanding this provision, any Shareholder, Trustee, officer, employee or agent shall be held liable to any other person by reason of the omission of such provision from any such agreement, undertaking or obligation, the Shareholder, Trustee, officer, employee or agent shall be entitled to indemnity and reimbursement out of the Trust Property, as provided in this Article V.

Mandatory Indemnification.

(a) Subject only to the provisions hereof, every person who is or has been a Trustee, officer, employee or agent of the Trust and every person who serves at the Trustees request as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind in which he becomes involved as a party or otherwise or is threatened by virtue of his being or having been a Trustee, officer, employee or agent of the Trust or of another corporation, partnership, joint venture, trust or other enterprise at the request of the Trust and against amounts paid or incurred by him in the compromise or settlement thereof.

(b) The words "claim", "action", "suit", or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, legislative, investigative or other, including appeals), actual or threatened, and the words "liabilities" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(c)  No indemnification shall be provided hereunder to a Trustee or officer:

     (i) against any liability to the Trust or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct");

     (ii) with respect to any matter as to which he shall, by the court or other body by or before which the proceeding was brought or engaged, have been finally adjudicated to be liable by reason of disabling conduct;

     (iii)in the absence of a final adjudication on the merits that such Trustee or officer did not engage in disabling conduct, unless a reasonable determination, based upon a review of the facts that the person to be indemnified is not liable by reason of such conduct, is made:

          (A) by vote of a majority of a quorum of the Trustees who are neither Interested Persons nor parties to the proceedings; or

          (B)  by independent legal counsel, in a written opinion.

(d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee, officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that no person may satisfy any right of indemnity or reimbursement granted herein except out of the property of the Trust, and no other person shall be personally liable to provide indemnity or reimbursement hereunder (except an insurer or surety or person otherwise bound by contract).

(e) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 5.4 may be paid by the Trust prior to final disposition thereof upon receipt of a written undertaking by or on behalf of the Trustee, officer, employee or agent to reimburse the Trust if it is ultimately determined under this Section 5.4 that he is not entitled to indemnification. Such undertaking shall be secured by a surety bond or other suitable insurance or such security as the Trustees shall require unless a majority of a quorum of the Trustees who are neither Interested Persons nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based on readily available facts, that there is reason to believe that the indemnitee ultimately will be found to be entitled to indemnification.

No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series or Class, and every other act or thing whatsoever executed in connection with the Trust or any Series or Class shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series or Class made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI
                          Shares of Beneficial Interest

Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest with par value $.01 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

Series Designation. The Trustees, in their discretion from time to time and without Shareholder approval, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments; and may further authorize the division of the Shares of any Series into two or more Classes. The different Series and Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and Classes shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations between different Series and Classes as to purchase price, determination of net asset values, the price terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series and Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be shares of any or all Series or Classes as the context may require.

If the Trustees shall divide the Shares into two or more Series, or divide the Shares of any Series into two or more Classes, the following provisions shall be applicable:

(a) The number of Shares of each Series and Class that may be issued shall be unlimited.

(b) The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

(c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. If there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments that are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(e) To the extent necessary or appropriate to give effect to the relative rights and preferences of the Classes of Shares into which any Series may be divided, the income, earnings, profits, and proceeds thereof, or the liabilities, expenses, costs, charges and reserves, belonging to any Series may be allocated to a particular Class of Shares, or apportioned among two or more Classes of Shares, of that Series. Each such allocation or apportionment by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

(f) The power of the Trustees to pay dividends and make distributions with respect to any one or more Series or Classes shall be governed by Section
     9.2 of this Declaration. Dividends and distributions on Shares of a particular Series or Class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series (or attributable to that Class, as the case may be), as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series (or attributable to that Class). All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except to the extent otherwise required or permitted by the relative rights and preferences of any Classes of that Series, and any dividends and distributions on shares of a particular Class shall be distributed pro rata to the holders of that Class in proportion to the number of Shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions.

Without limiting the authority of the Trustees to establish and designate further Series, there is hereby established the following Series: New Providence Growth Fund. The establishment and designation of any further Series or Class of Shares shall be effective upon the execution by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of the then Trustees) of an instrument setting forth the establishment and designation of such Series or Class. Such instrument shall also set forth any rights and preferences of such Series or Class that are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number (or by an officer of the Trust pursuant to the vote of a majority of the then Trustees) abolish that Series or Class and the establishment and designation thereof.

Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series or Class, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, limited liability company, bailment or any form of legal relationship other than a business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares with respect to any Series or Class that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per share as set forth in Section 9.3 hereof), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in such Series or Class of the Trust. Reductions in the number of outstanding Shares may be made pursuant to the constant net asset value per share formula set forth in Section 9.3. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

Register of Shares. A register shall be kept at the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees that shall contain the names and addresses of the Shareholders and the number of Shares (with respect to each Series and Class that may have been established) held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Series and Class of the Trust. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Series or Class and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares of the various Series and Classes. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the said Shares of the applicable Series or Class. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

                                   ARTICLE VII
                                   Custodians

Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian or custodians with respect to each Series of the Trust. Separate custodians may but need not be employed for the different Series of the Trust. Each Series may, but need not, employ more than one custodian. Any custodian, acting with respect to one or more Series, or portions thereof, shall have authority as agent of the Trust or the Series with respect to which it is acting, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws and the 1940 Act:

(1) to hold the securities owned by the Trust or the Series and deliver the same upon written order;

(2) to receive and receipt for any moneys due to the Trust or the Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3)  to disburse such funds upon orders or vouchers;

(4) if authorized by the Trustees, to keep the books and accounts of the Trust or the Series or any Class and furnish clerical and accounting services; and

(5) if authorized to do so by the Trustees, to compute the net income of the Trust or the Series or any Class;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of any Series with respect to which the custodian is acting, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

Action Upon Termination of Custodian Agreement. Upon termination of any custodian agreement with respect to any Series or inability of any custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but if no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special Shareholders' meeting to determine whether said Series shall function without a custodian or shall be liquidated.

Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or any Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its duly authorized agents (which may include an investment advisor).

Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System, and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                  ARTICLE VIII
                                   Redemption

Redemptions. All outstanding Shares of any Series of the Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder of a particular Series, redeem or repurchase from such Shareholder outstanding Shares of such Series or Class for an amount per share determined by the application of a formula adopted for such purpose by the Trustees with respect to such Series or Class (which formula shall be consistent with the 1940 Act); provided that
(a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Series or of the assets of that Series attributable to the Shares of the particular Class) of the Trust at the time of the purchase or redemption and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series or Class from time to time.

Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent that would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

Redemptions of Accounts of Less than an Amount Specified by the Trustees. Due to the relatively high cost of maintaining small investment accounts, the Trustees shall have the power to redeem shares at a redemption price determined in accordance with Section 8.1 if at any time the total investment in such account does not have a value in excess of any minimum account size that the Trustees may from time to time establish; provided, however, that the Trustees may not exercise such power with respect to Shares of any Series or Class if the Prospectus of such Series or Class does not describe such power. If the Trustees determine to exercise their power to redeem Shares provided in this Section 8.3, Shareholders shall be notified that the value of their account is less than the minimum account size then in effect and allowed at least 14 days to make an additional investment before redemption is processed.

Redemptions Pursuant to Constant Net Asset Value. The Trust may also reduce the number of outstanding Shares of any Series or Class pursuant to the provisions of Section 9.3.

Redemption in Kind. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the Series of Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of the Series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

                                   ARTICLE IX
                        Determination of Net Asset Value,
                          Net Income and Distributions

Net Asset Value. The net asset value of each outstanding Share of each Series and Class of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act, with respect to each Series and Class. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus with respect to the applicable Series or Class. The power and duty to make the daily calculations for any Series or Class may be delegated by the Trustees to the advisor, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

Distributions to Shareholders. The Trustees may from time to time distribute among the Shareholders of any Series or Class such proportion of the assets belonging to such Series (or attributable to the particular Class) held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute among the Shareholders of any Series or Class additional Shares of such Series or Class in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. Except as necessary or appropriate to give effect to the relative rights and preferences of the Classes of Shares into which any Series may be divided, all distributions shall be made ratably among the Shareholders of the relative Series or Class based on the number of Shares of the relative Series or Class held by such Shareholder. The Trustees may always retain such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any Series or Class such dividend reinvestment plans, cash dividend payout plans or related plans at the Trustees shall deem appropriate for such Series or Class.

Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

The Trustees shall be authorized to withhold from the payment of any dividend an amount necessary to pay the expenses of the Trust that are not deductible for Federal income tax purposes or otherwise to afford the Trust the full tax benefits of a regulated investment company as defined in the Internal Revenue Code of 1986.

Constant Net Asset Value; Reduction on Outstanding Shares. The Trustees shall have the power, but shall not be required, to determine the net income of any Series or Class of the Trust on each day the net asset value of such Series or Class is determined as provided in Section 9.1 and at each such determination declare such net income for such Series or Class as dividends with the result that the net asset value per share of the Series or Class of the Trust, taking into account withholdings authorized by Section 9.2 hereof, shall remain at a constant dollar value. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. In such event fluctuations in value may be effected in the number of outstanding Shares in each Shareholder's account. It is expected that each Series or Class of the Trust will have a positive net income at the time of each determination. If for any reason such net income is a negative amount, the Trust may offset such amount against dividends accrued in the account of the Shareholder of the applicable Series or Class. If and to the extent such negative amount exceeds such accrued dividends, the Trust shall have authority to reduce the number of outstanding Shares of the Series or Class. Having each Shareholder proportionately contribute to the Series or Class capital the necessary Shares that represent the amount of the excess upon such determination will effect such reduction. Each Shareholder will be deemed to have agreed to such contribution in these circumstances by his investment in the Series or Class of the Trust. This procedure will permit the net asset value per share of the Series or Class of the Trust to be maintained at a constant dollar value per share.

The Trustees, by resolution, may discontinue or amend the practice of maintaining the net asset value per share at a constant dollar amount with respect to any Series or Class at any time, and such modification shall be evidenced by appropriate changes in the Prospectus.

Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable to enable the Trust to comply with any provision or rule of the 1940 Act, or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                    ARTICLE X
                                  Shareholders

Voting Powers. The Shareholders shall have the power to vote (i) for the election of Trustees as provided in Article II, Section 2.2; (ii) for the removal of Trustees as provided in Article II, Section 2.3(d); (iii) with respect to any investment advisor as provided in Article IV, Section 4.1; (iv) with respect to the amendment of this Declaration as provided in Article XI,
Section 11.4; (v) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders (except that a Shareholder of a particular Series shall not in any event be entitled to maintain a derivative or class action on behalf of any other Series or the Shareholders thereof); and (vi) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration, or the By-Laws of the Trust or any regulation of the Trust by the Commission or any State, or as the Trustees may consider desirable. Any matter affecting a particular Series, including, without limitation, matters affecting the investment advisory arrangements or investment policies or restrictions of a Series, shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Series. To the extent required by the 1940 Act or necessary or appropriate to give effect to the relative rights and preferences of the Classes of Shares into which any Series may be divided, any matter affecting a particular Class (unless the interests of each Class of such Series in the matter are substantially identical), including, without limitation, matters affecting the distribution plan of that Class shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Class. Notwithstanding the foregoing, to the extent permitted by the 1940 Act, each Series and Class shall not be required to vote separately on the selection of independent public accountants, the election of Trustees and any submission with respect to a contract with a principal underwriter or distributor. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action to be taken by Shareholders which is required or permitted by law, this Declaration or any By-Laws of the Trust.

Meetings.  Shareholder meetings shall be held as specified in the By-Laws and in
Section 2.2 hereof at the principal office of the Trust or at such other place as the Trustees may designate. Meetings of the Shareholders may be called by the Trustees or by officers of the Trust given such authority in the By-Laws and shall be called by the Trustees at a place designated by them upon written request specifying the purpose of such meeting and submitted by Shareholders of any Series or Class holding in the aggregate not less than 10% of the outstanding Shares of such Series or Class having voting rights.

Quorum and Required Vote. Except as otherwise provided by law, the holders of a majority of the outstanding Shares of the Trust, or, as to any matter to be voted on by a Series or Class, a majority of the outstanding Shares of such Series or Class, present in person or by proxy shall constitute a quorum for the transaction of any business at any meeting of Shareholders. If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before the meeting, the Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present entitled to vote on such matter may vote to adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened. Subject to any applicable requirement of law, this Declaration or the By-Laws, a plurality of the votes cast shall elect a Trustee and all other matters shall be decided by a majority of the votes cast entitled to vote thereon.

Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders or declaration of daily dividends or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by Section
9.2 hereof.

Proxies. Any vote by a Shareholder of the Trust may be made in person or by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustees or their designee prior to the time the vote is taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Only Shareholders of record shall be entitled to vote. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Additional   Provisions.   The  By-Laws  may  include  further   provisions  for
Shareholders, votes, meetings and related matters.

Reports. The Trustees shall cause to be prepared with respect to each Series and Class at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the applicable Series or Class of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. It is contemplated that separate reports may be prepared for the various Series and Classes. Copies of such reports shall be mailed to all Shareholders of record of the applicable Series or Class within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semiannually, interim reports containing an unaudited balance sheet of the Series or Class as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

Shareholder Action by Written Consent. Any action that may be taken by Shareholders may be taken without a meeting if a majority of Shareholders of each Series or Class entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Inspection of Records. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

                                   ARTICLE XI
                         Duration; Termination of Trust;
                            Amendment; Mergers; Etc.

Duration. Subject to the provisions of Sections 11.2 and 11.3 hereof, the Trust created hereby shall continuewithout limitation of time.

     Termination.

(a) The Trust may be terminated by the affirmative vote of the holders of not less than a majority of the Shares of each Series of the Trust at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees) and consented to by the holders of not less than a majority of such Shares. Any Series or Class may be so terminated by vote or written consent of not less than a majority of the Shares of such Series or Class. Upon the termination of the Trust or any Series or Class:

     (i) The Trust or such Series or Class shall carry on no business except for the purpose of winding up its affairs.

     (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series or Class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series or Class, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote; and

     (iii)After  paying  or   adequately   providing  for  the  payment  of  all
          liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute remaining Trust Property of any Series (or attributable to the Shares of any Class), in cash or in kind or partly each, among the Shareholders of such Series or Class according to their respective rights.

(b) After termination of the Trust or any Series or Class and distribution to the Shareholders as herein provided, a majority of the Trustees (or an officer of the Trust pursuant to a vote of a majority of the Trustees) shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series or Class, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to such Series or Class, and the rights and interests of all Shareholders of such Series or Class shall thereupon cease.

Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for that purpose by the affirmative vote of the holders of not less than a majority of the Shares of each Series, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than a majority of such Shares of each Series. Any Series may so merge, consolidate or effect a sale or exchange of assets by the vote or written consent of not less than a majority of the Shares of such Series.

Amendment Procedure

(a) This Declaration may be amended by the affirmative vote of the holders of not less than a majority of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees (or by an officer of the Trust pursuant to the vote of a majority of the Trustees) and consented to by the holders of not less than a majority of such Shares. The Shareholders of each Series and Class shall have the right to vote separately on amendments to this Declaration to the extent provided by Section 10.1. The Trustees may also amend this Declaration at any time (whether or not related to the rights of Shareholders) without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code (but the Trustees shall not be liable for failing so to do), or for any other reason determined by the Trustees so long as such amendment does not adversely affect the rights of any Shareholder with respect to matters to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act.

(b) All rights granted to the Shareholders under this Declaration are granted subject to the reservation of the right to amend this Declaration as hereinabove provided, subject to the following limitations. No amendment may be made, under Section 11.4(a) above, which would change any rights with respect to all Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust, by diminishing or eliminating any voting rights pertaining thereto, or by otherwise adversely affecting the rights of Shareholders, except with the vote or consent of the holders of a majority of all the Shares of the Trust without regard to Series, or if said amendment adversely affects the rights of the Shareholders of less than all of the Series, except with the vote or consent of the holders of a majority of all the Shares of each Series or Class so affected. An instrument establishing and designating any Series or Class of Shares and authorizing the Shares thereof shall not constitute an amendment to this Declaration that adversely affects the rights of any Shareholder. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders (otherwise than as permitted under Section 9.3).

(c) A certification in recordable form signed by a majority of the Trustees (or by an officer of the Trust pursuant to the vote of a majority of the Trustees) setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by an officer of the Trust pursuant to the vote of a majority of the Trustees.

Incorporation. With the approval of the holders of a majority of the Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise and to lend money to, subscribe for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                   ARTICLE XII
                                  Miscellaneous

Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or officer of the Trust stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

Resident Agent. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, Two Oliver Street, Boston, Massachusetts 02109. The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of Secretary of the Commonwealth of Massachusetts.

Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth, and reference shall be specifically made to the business corporation law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to:
(a) the number or identity of Trustees or Shareholders, (b) the name of the Trust or any Series or Class thereof, (c) the establishment of any Series or Class, (d) the due authorization of the execution of any instrument or writing,
(e) the form of any vote passed at a meeting of Trustees or Shareholders, (f) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration,
(g) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (h) the existence of any fact or facts that in any manner relate to the affairs of the Trust or any Series or Class, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Provisions in Conflict With Law or Regulations.aw or Regulations

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

This Declaration of Trust establishing New Providence Investment Trust provides that the name New Providence Investment Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of New Providence Investment Trust, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of New Providence Investment Trust, but the Trust Property only shall be liable.

/S/ Frank P. Meadows III
    Frank P. Meadows III





         The address of the principal place of business of the Trust is:

                                    105 North Washington Street
                                    PO Drawer 69
                                    Rocky Mount, North Carolina 27802